Exhibit 99.1

DESCRIPTIVE MEMORANDUM

Fuel Corporation of America

August 18, 2005

This memorandum provides certain information about Fuel Corporation of America (the “Company”) as of the above date. It is not intended as an offer to sell any securities of the Company, nor as a solicitation of an offer to buy such securities, nor does it purport to contain all of the information that a prospective investor may desire in investigating the Company. The memorandum has been prepared as a convenient means of providing information to the United States Securities and Exchange Commission.

THE SECURITIES OF THE COMPANY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person is authorized to give any information or to make any representation other than those contained herein and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. The delivery of this memorandum shall not under any circumstances create any implication that there has been no change in the Company's affairs since the date hereof, or that the information contained herein is correct as of any time subsequent to its date.

In this memorandum, the “Company” refers to Fuel Corporation of America and “flexSCAN” refers to flexSCAN, Inc., a wholly-owned subsidiary of the Company. Except where indicated, share amounts have been adjusted to reflect the Merger and the shares of common stock issuable upon the closing of the Merger.

BUSINESS OVERVIEW

The Company was incorporated under the laws of the State of Minnesota under  the name  Minnesota Tree Farms, Inc. on December 18, 1957.   At  that time,  the Company was primarily engaged in acquiring real estate for  the purposes of cultivating and marketing Christmas  trees.   On November  13, 1971  the Company changed its  name  to Minnesota Associated Properties, Inc.  On July 6, 1982, it changed its name to Fuel  Corporation of America.  On February 21, 1991, a new Nevada corporation was incorporated, also named Fuel Corporation of America, and was subsequently merged with the Minnesota corporation, leaving the Nevada corporation as the surviving entity.

In 1969, many of the records of the  Company  were destroyed in a fire in Osage,  Minnesota. On June 5, 1970, Mr. Frank Hall purchased the majority of the shares of  the  Company  and was elected President.  Mr. Hall's  primary goal was  to salvage some value related to the undivided interest holders,  stockholders and the Company.  In September, 2001, the Company ceased any and all significant operations.

flexSCAN is a healthcare information and services organization focusing on providing high technology medical imaging diagnostic services via a wellness screening benefits program (“mywellness360”) combined with online medical records, diet, fitness and multi-media medical radiology interpretations. Unlike the brick and mortar business philosophy underlying many of today’s imaging centers, flexSCAN’s goal is to increase the availability of leading-edge radiological diagnostic technology resulting in greater access, increased affordability and improvement of the human condition, while not incurring the economic burden of operating physical facilities. A driving force in flexSCAN’s market is best demonstrated by the increased awareness of lung cancer which is is rarely detected early and usually spreads beyond the lungs when diagnosed making it an obvious focus of the Company’s screening services. This year alone lung cancer will kill approximately 163,000 men and women.

On July 13, 2005, the Company entered into an Agreement and Plan of Merger (the “Agreement”), with FCA Acquisition Corp., its wholly owned subsidiary (“FCA Sub”), and flexSCAN. On August 12, 2005, the Merger closed and pursuant to the Agreement, FCA Sub merged with and into flexSCAN and the combined entity became a wholly-owned subsidiary of the Company (the “Merger”).

As a result of the Merger, the Company issued 30,671,207 shares of its common stock to holders of flexSCAN common stock (collectively, the “flexSCAN Shareholders”) so that upon consummation of the Merger, 33,107,055 shares of common stock of the Company were issued and outstanding. Approximately 92.6% of the Company’s issued and outstanding common stock will be owned or exercisable by the flexSCAN Shareholders and the remainder will be held by the Company’s current stockholders. It is anticipated that the Company will (i) change its name from Fuel Corporation of America to flexSCAN, Inc., (ii) re-domesticate from Nevada to Delaware and (iii) increase its authorized common stock and preferred stock to 100,000,000 and 5,000,000 shares, respectively, by merging into a newly formed wholly-owned subsidiary.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

flexSCAN is at an early stage of development and has a limited operating history.

flexSCAN was formed in February 2001 as a Delaware corporation. As such, it has a limited operating history upon which you can base an evaluation of its business and prospects. As a start-up company in the early stage of development, there are substantial risks, uncertainties, expenses and difficulties flexSCAN is subject to. You should consider an investment in flexSCAN in light of these risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, flexSCAN must do the following:

▪	Successfully execute its business strategy;
▪	Continue to enhance its services to meet the needs of a changing market;
▪	Respond to competitive developments; and
▪	Attract, integrate, retain and motivate qualified personnel.

flexSCAN may be unable to accomplish one or more of these objectives, which could cause its business to suffer. In addition, accomplishing one or more of these objectives might be very expensive, which could harm its financial results.

flexSCAN has incurred significant losses since inception and anticipates that it will continue to incur losses for the foreseeable future.

As of March 31, 2005, flexSCAN had an accumulated deficit of $4,017,785. flexSCAN plans to significantly increase its marketing expenses and general overhead. Management believes that its business proposition will be appealing to both the healthcare and corporate benefits communities. There is no assurance, however, that flexSCAN will be able to successfully market its services in a profitable manner. If the market acceptance for its services slows, its margins and profitability will suffer. flexSCAN is unable to predict whether its operating results will be profitable.

Management believes that long-term profitability and growth will depend on its ability to:

•	Develop brand name awareness;

•	Successfully identify viable market opportunities;

•	Provide healthcare consumers with valuable and interesting services;

•	Develop viable strategic alliances; and

•	Maintain sufficient transaction volume.

flexSCAN will need to raise substantial additional capital to fund its operations, and its failure to obtain funding when needed may force it to delay, reduce or eliminate its products and services.

flexSCAN’s operations have consumed substantial amounts of cash since inception. flexSCAN expects to continue to spend substantial amounts to:

•	increase marketing and promotion of its products and services;

•	increase staffing;

•	increase IT technology research and development; and

•	explore new markets for its products and services.

flexSCAN expects that its cash used in operations will increase significantly over the next several years. flexSCAN will be required to raise additional capital to meet anticipated needs. flexSCAN’s future funding requirements will depend on many factors, including, but not limited to:

•	market acceptance of its products and services;

•	research and development costs;

•	costs of increased staffing.

To date, flexSCAN’s sources of cash have been primarily limited to the sale of equity securities. flexSCAN cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that flexSCAN raises additional funds by issuing equity securities, its stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact flexSCAN’s ability to conduct its business. If flexSCAN is unable to raise additional capital, when required, or on acceptable terms, it may have to significantly delay, scale back or discontinue its products and services.

flexSCAN may be unable to effectively maintain its imaging systems or generate revenue when its systems are not working.

Timely, effective service is essential to maintaining flexSCAN’s reputation and high utilization rates required on its imaging systems. Repairs to one of its systems can take up to two weeks and result in a loss of revenue. flexSCAN’s vendors’ warranties and maintenance contracts do not compensate it for loss of revenue when its systems are not working. The principal components of flexSCAN’s operating costs include salaries paid to technologists, annual system maintenance and rental costs, insurance and transportation costs. Because the majority of these expenses are fixed, a reduction in the number of scans performed due to out-of-service equipment will result in lower revenues and margins. Repairs of its equipment are performed for flexSCAN’s vendors by the equipment manufacturers. These manufacturers may not be able to perform repairs or supply needed parts in a timely manner. Thus, if flexSCAN’s vendors experience greater than anticipated system malfunctions or if it is unable to promptly obtain the service necessary to keep its systems functioning effectively, its revenues could decline and its ability to provide services would be harmed.

flexSCAN may be unable to renew or maintain its client contracts which would harm its business and financial results.

Upon expiration of its clients’ contracts, flexSCAN is subject to the risk that clients will cease using its services. It is not always possible to immediately obtain replacement clients.. If these contracts are not renewed, it could result in a significant negative impact on flexSCAN’s business.

flexSCAN may be subject to professional liability risks which could be costly and negatively impact its business and financial results.

flexSCAN may be subject to professional liability claims. Although there currently are no known hazards associated with the delivery of its services or scanning technologies when used properly, hazards may be discovered in the future. To protect against possible professional liability, flexSCAN’s vendors maintain professional liability insurance with coverage that it believes is consistent with industry practice and appropriate in light of the risks attendant to its business. However, if flexSCAN’s vendors are unable to maintain insurance in the future at an acceptable cost or at all or if its insurance does not fully cover it, and a successful claim was made against flexSCAN and/or a vendor of flexSCAN could be exposed to liability. Any claim made against flexSCAN not fully covered by insurance could be costly to defend against, result in a substantial damage award against flexSCAN and divert the attention of management from flexSCAN’s operations, which could have an adverse effect on its financial performance.

Loss of key executives and failure to attract qualified managers, technologists and sales persons could limit flexSCAN’s growth and negatively impact its operations.

flexSCAN depends upon its management team to a substantial extent. In particular, flexSCAN depends upon Mr. Thomas Banks, its Chief Executive Officer and the Chairman of the Board of Directors for his skills, experience, knowledge of the company and industry contacts. Currently, flexSCAN does not have an employment agreement with Mr. Banks or any of its other senior management. The loss of Mr. Banks, or other members of flexSCAN’s management team, could have a material adverse effect on its business, results of operations or financial condition.

As flexSCAN grows, it will increasingly require field managers and sales persons with experience in its industry and skilled technologists to operate its diagnostic equipment. It is impossible to predict the availability of qualified field managers, sales persons and technologists or the compensation levels that will be required to hire them. In particular, there is a very high demand for qualified technologists who are necessary to operate flexSCAN’s systems. flexSCAN may not be able to hire and retain a sufficient number of technologists, and it may be required to pay bonuses and higher salaries to its technologists, which would increase its expenses. The loss of the services of any member of its senior management or flexSCAN’s inability to hire qualified field managers, sales persons and skilled technologists at economically reasonable compensation levels could adversely affect flexSCAN’s ability to operate and grow its business.

Complying with federal and state regulations is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

flexSCAN is directly or indirectly subject to extensive regulation by both the federal government and the states in which it conducts its business, including the federal Anti-Kickback Law and similar state anti-kickback laws, the Stark Law and similar state laws affecting physician referrals, the federal False Claims Act, the Health Insurance Portability and Accountability Act of 1996 and similar state laws addressing privacy and security, state unlawful practice of medicine and fee splitting laws, state certificate of need laws, the Medicare and Medicaid regulations, the Medicare Prescription Drug, Improvement and Modernization Act of 2003, and requirements for handling biohazardous and radioactive materials and wastes.

If flexSCAN’s operations are found to be in violation of any of the laws and regulations to which it or its clients are subject, it may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of its operations. Any penalties, damages, fines or curtailment of flexSCAN’s operations, individually or in the aggregate, could adversely affect its ability to operate its business and its financial results. The risk of flexSCAN being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against flexSCAN for violation of these laws or regulations, even if it successfully defends against it, could cause flexSCAN to incur significant legal expenses and divert management’s attention from the operation of its business.

Federal and state anti-kickback and anti-self-referral laws may adversely affect flexSCAN’s operations and income.

Various federal and state laws govern financial arrangements among health care providers. The federal Anti-Kickback Law prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of Medicare, Medicaid or other federal healthcare program patients, or in return for, or to induce, the purchase, lease or order of items or services that are covered by Medicare, Medicaid, or other federal healthcare programs. Many state laws also prohibit the solicitation, payment or receipt of remuneration in return for, or to induce the referral of patients in private as well as government programs. Violation of these laws may result in substantial civil or criminal penalties and/or exclusion from participation in federal or state healthcare programs. flexSCAN believe that it is operating in compliance with applicable law and believe that its arrangements with providers would not be found to violate the federal and state anti-kickback laws. However, these laws could be interpreted in a manner inconsistent with, and that could have an adverse effect on, flexSCAN’s operations.

The Stark Law prohibits a physician from referring Medicare or Medicaid patients to any entity for certain designated health services (including diagnostic imaging services) if the physician has a prohibited financial relationship with that entity, unless an exception applies. Although flexSCAN believes that its operations do not violate the Stark Law, its activities may be challenged. If a challenge to its activities is successful, it could have an adverse effect on flexSCAN’s operations. In addition, legislation may be enacted in the future that further addresses Medicare and Medicaid fraud and abuse or that imposes additional requirements or burdens on flexSCAN.

flexSCAN may experience competition from other medical imaging companies and this competition could adversely affect flexSCAN’s revenues and its business.

The market for wellness programs is generally highly competitive. flexSCAN’s ability to compete depends on many factors, many of which are outside of its control. These factors include: timing and market acceptance, introduction of competitive services, price and customer’s interest in incorporating mywellness360 into its suite of employee benefits.

Many existing competitors, as well as potential new competitors, have longer operating histories, greater name recognition, substantial track records, and significantly greater financial, technical and marketing resources than flexSCAN. This may allow them to devote greater resources to the development and promotion of their services. Many of these competitors offer a wider range of services, and may attract business partners consequently resulting in a decrease of flexSCAN’s business opportunities. These competitors may also engage in more extensive research and development, adopt more aggressive strategies and make more attractive offers to existing and potential employees, and partners. Furthermore, competitors may develop products and services that are equal or superior to flexSCAN’s and achieve greater market acceptance. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to better address the needs of our target market. As a result, it is possible that new competitors may emerge and rapidly acquire significant market share.

Other companies that are primarily focused on offering competitive products are General Electric, Marconi, Toshiba Medical Systems, Blue Cross, Aetna, Beechstreet, Healtheon and WebMD.

There can be no assurance that flexSCAN will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on flexSCAN’s business, results of operations and financial condition.

If flexSCAN is unable to protect its intellectual property effectively, it may be unable to prevent third parties from using its technologies, which would impair its competitive advantage.

flexSCAN possesses a broad range of propriety technologies and processes which may or may not be subject to protection under copyright, trademark and or patent law. flexSCAN intends to make every effort to protect its proprietary technologies with all applicable copyright, trademark and patent law available at that time.

flexSCAN does not believe that its operations or products infringe on the intellectual property rights of others. However, there can be no assurance that others will not assert infringement or trade secret claims against flexSCAN with respect to its current or future products or that any such assertion will not require it to enter into a license agreement or royalty arrangement with the party asserting the claim. Responding to and defending any such claims may distract the attention of flexSCAN’s management and have an adverse effect on its business, financial condition and results of operations.

Others may claim in the future that flexSCAN has infringed their past, current or future technologies. flexSCAN expect that participants in its markets increasingly will be subject to infringement claims as the number of services and competitors grow. Any claim like this, whether meritorious or not, could be time-consuming, and result in costly litigation and possibly result in royalty or licensing agreements. These royalty or licensing agreements might not be available on acceptable terms or at all. As a result, any claim like this could harm flexSCAN’s business.

flexSCAN regards the protection of its copyrights, service marks, trademarks, and trade secrets as critical to its success. flexSCAN relies on a combination of patent, copyright, trademark, service mark and trade secret laws and contractual restrictions to protect its proprietary rights in products and services. When applicable, it will enter into confidentiality and invention assignment agreements with employees and contractors, and nondisclosure agreements with parties it conducts business with in order to limit access to and disclosure of its proprietary information. These contractual arrangements and the other steps taken to protect its intellectual property may not prevent misappropriation of its technology or deter independent third-party development of similar technologies. flexSCAN intends to pursue the registration of trademarks and service marks in the U.S. and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which its services are made available.

flexSCAN will need to increase the size of its organization, and may experience difficulties in managing growth.

flexSCAN is a small company with 14 employees as of August 1, 2005. flexSCAN expects to experience a period of significant expansion in headcount, facilities and infrastructure and anticipates that further expansion will be required to address potential growth in customers and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. flexSCAN’s future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

The ownership interests of the Company’s officers and directors could conflict with the interests of its other stockholders.

As of August 15, 2005, the Company’s officers and directors beneficially own approximately 66% of its common stock. As a result, these stockholders, acting together, will be able to significantly influence all matters requiring approval by the Company’s stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of this group of stockholders may not always coincide with the Company’s interests or the interests of other stockholders.

The following risks relate principally to the Company’s common stock and its market value

There is no existing market for the Company’s common stock.

The Company’s common stock is quoted on the Over the Counter Bulletin Board under the symbol "FCPC.OB." There is no active trading market for any of the Company’s securities. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the securities, the ability of holders of the securities to sell their securities, or the prices at which holders may be able to sell their securities.

The market price of the Company’s common stock may be adversely affected by several factors.

The market price of the Company’s common stock could fluctuate significantly in response to various factors and events, including:

•  the Company’s ability to execute its business plan;

•  operating results below expectations;

•  announcements of technological innovations or new products by the Company or its competitors;

•  loss of any strategic relationship;

•  industry developments;

•  economic and other external factors; and

•  period-to-period fluctuations in its financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

The Company’s common stock may be deemed penny stock with a limited trading market.

The Company’s common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in obtaining future financing. Further, the Company’s securities are subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of the 1934, as amended, or Exchange Act. The penny stock rules apply to Non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have a tangible net worth less then $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitable inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that the Company remains subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for the Company’s securities. Because the Company’s securities are subject to the "penny stock rules", investors will find it more difficult to dispose of the Company’s securities. Further, for companies whose securities are traded on the OTC Bulletin Board, it is more difficult: (1) to obtain accurate quotations, (ii) to obtain coverage for significant new events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

The Company does not expect to pay dividends in the future. Any return on investment may be limited to the value of the Company’s stock.

The Company does not anticipate paying cash dividends on its stock in the foreseeable future. The payment of dividends on the Company’s stock will depend on its earnings, financial condition and other business and economic factors affecting the Company at such time as the board of directors may consider relevant. If the Company does not pay dividends, its stock may be less valuable because a return on your investment will only occur if the Company’s stock price appreciates.

A sale of a substantial number of shares of the Company’s common stock may cause the price of its common stock to decline.

If the Company’s stockholders sell substantial amounts of the Company’s common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of its common stock could fall. These sales also may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate. Stockholders who have been issued shares in the Merger will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares.

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

The Company has made forward-looking statements in this document, all of which are subject to substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate" and "continue" or similar words. Forward-looking statements include information concerning possible or assumed future business success or financial results. You should read statements that contain these words carefully because they discuss the Company’s future expectations, contain projections of its future results of operations or its financial condition or state other forward-looking information. The Company believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is unable to accurately predict or control. Accordingly, the Company does not undertake the obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. The factors listed in the section captioned "Risk Factors," as well as any cautionary language in this document, provide examples of risks, uncertainties and events that may cause the Company’s actual results to differ materially from the expectations the Company describes in its forward-looking statements. Before you invest in the Company’s common stock, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this document could have a material adverse effect on the Company’s business, operating results and financial condition.

DIVIDEND POLICY

It is the Company’s present policy not to pay cash dividends and to retain future earnings to support its growth. The Company does not anticipate paying any cash dividends in the foreseeable future.

PLAN OF OPERATIONS OF FLEXSCAN

Plan of Operations and Business Strategy

FlexSCAN believes it is the first company to bring together pre-symptomatic disease screening, a corporate wellness benefits program, online diet, fitness and medical records into a highly integrated and synergistic business model. Since its formation in March 2001, flexSCAN has established its marketing strategy, developed its foundation technology, established a scalable infrastructure, defined its products and services, established its brand identity, and assembled its executive team. Unlike the brick and mortar business philosophy underlying many of today’s imaging screening propositions, flexSCAN’s model is to increase the availability of leading-edge imaging diagnostic technology resulting in greater access, increased affordability and improvement of the human condition, while not incurring the economic burden of operating physical facilities.

The flexSCAN Solution

flexSCAN’s revenue model incorporates an integrated marketing strategy that is centered on the company’s mywellness360 suite of services including: corporate benefit program, member wellness Internet portal, online diet and fitness, member controlled medical records technology, radiology imaging archiving, nutraceuticals, and complementary advertising solutions.

mywellness360 - Pre-Symptomatic Disease Screening

On average, a patient’s cost for a single mywellness360 Screening procedure is approximately $795 — certainly a bargain considering the long-term benefits. However, even $795 per year can be an exceptionally high cost to the average American. As such, flexSCAN’s strategy is to market mywellness360 as a specialized corporate wellness benefit to businesses throughout the country. The basic plan is to add mywellness360 as a component of a company’s Cafeteria/Section 125 employee benefit program for as little as $60 per month on a “pre-tax basis.” Each year employees can self-refer to mywellness360. In doing so, patients can enjoy the benefits of CT health screening for as little as $500 “after tax”, representing a 30% savings of the standard fees and a remarkable benefit to the wellness of a company’s employees.

flexFIT

flexFIT is an on-line fitness service providing customized exercise and fitness programs designed to meet a specific patient's needs based on medical history, physical condition and personal objectives.

flexDIET

flexDIET is a robust and highly interactive component of flexSCAN's fitness oriented services enabling members to design meal plans to meet their specific dietary and weight loss needs.

flexRECORDS

The cost of health care continues to rise and the burden of paper, more specifically medical records, represents upwards of 1/3rd of the total cost. FlexRECORDS which is a personal online electronic medical records program, provides members the opportunity to upload their vital medical data and centralize critical medical information making it available to doctors anywhere in the world.

mywellness360 Affinity Program

In harmony with flexSCAN’s pre-symptomatic health screening program flexSCAN plans to deploy a mywellness360 Affinity program, providing a proprietary Internet Wellness Portal co-branded with strategic business alliances providing access for individuals not participating in pre-symptomatic disease screening. Each mywellness360 Affinity member will pay $5.95 per month which will be shared with the affinity partner.

Nutraceuticals

According to a recent study by the Hartman Group, “U.S. consumers spend $5.5 billion monthly on wellness products and services totaling $66 billion annually.” More importantly, according to Whole Foods Magazine, 45 million (44%) of the 103 million U.S. households spend in excess of $30 billion annually on healthy foods and beverages, dietary supplements, organic products, sports nutrition, diet aids, and alternative health-care products and services. This health-conscious population is characterized by the following statistics: 64.7% are 46 years old or older, 78.9% are college educated, 49% are married, and 47.2% earn more than $41,000 annually, the perfect CT health screening candidate. flexSCAN will invite members to purchase from its premier line of nutraceutical (health aids) designed to service market demand while supplementing and broadening the flexSCAN brand.

Advertising

flexSCAN’s online structure provides a valuable platform for advertisers by allowing them to target messages based on both demographic information, health history, diet and fitness activities, and member’s personal interests. Overall, flexSCAN believes advertisers will be drawn to flexSCAN because of its unique user traffic, frequency and average length of use. FlexSCAN believes its ability to reach users overtly interested in their personal wellness makes the flexSCAN advertising proposition attractive to healthcare, as well as traditional consumer product and service companies.

Liquidity and Capital Resources

Since its inception in March 2001, flexSCAN’s business activity has consisted of both capital raising activities, product development and sales and marketing flexSCAN has relied primarily on the proceeds of sales of its securities in order to provide it with the cash necessary to commence and maintain operations.

In June 2002, flexSCAN sold 194,899 shares of Series A Preferred Stock in a private placement to accredited investors for gross proceeds of $974,495. Between September 2003 and July 2003 flexSCAN sold 265,000 shares of Series B Preferred Stock and 168,733 shares of common stock in a private placement for gross proceeds of $2,105,997. Upon consummation of the Merger, the Series A and Series B Preferred Stock converted into 459,899 shares of flexSCAN common stock. During the period between April 2003 and June 2003, flexSCAN issued convertible debentures in the principal amount of $900,000 which was converted into 155,140 shares of common stock in December 2003 and 57,461 shares of common stock in June 2005.

 On August 3, 2005, flexSCAN issued a 10% $1,000,000 convertible debenture to Rosfor International, Inc., payable on August 3, 2008. The debenture shall bear interest at 10% per annum until paid in full or converted. The holder may convert the debenture at any time into common stock of flexSCAN at a conversion price of $0.50 per share. The debenture shall automatically convert into shares of common stock at $0.50 per share upon (i) a public offering of flexSCAN’s equity securities, (ii) a sale of flexSCAN or (iii) the consummation of a financing with gross proceeds to flexSCAN of at least $8,000,000.

flexSCAN’s working capital requirements will depend upon numerous factors including but not limited to the nature, cost and timing of marketing, staffing, service, professional fees and compliance requirements. flexSCAN expects that its existing capital resources will be sufficient to fund its operations for at least the next 12 months. flexSCAN will be required to raise additional capital to support the national roll out of its products and services.

DESCRIPTION OF THE BUSINESS OF FLEXSCAN, INC.

Prior to the Merger, flexSCAN was a privately-owned company formed in February 2001 to bring together pre-symptomatic disease screening, a corporate wellness benefits program, online diet, fitness and medical records into a highly integrated and synergistic business model. Since its formation, flexSCAN has established its marketing strategy, developed its technology, established a scalable infrastructure, defined its products and services, established its brand identity, and assembled its executive team. Unlike the brick and mortar business philosophy underlying many of today’s imaging screening companies, flexSCAN’s model is to increase the availability of leading-edge imaging diagnostic technology resulting in greater access, increased affordability and improvement of the human condition, while not incurring the economic burden of operating physical facilities.

FlexSCAN provides employees with a complete and personalized wellness service that allows them to take control of their health. With the latest medical and information technology, employees can now afford the insights provided by full-body scanning, gain access to personalized diet and fitness information, and turn this knowledge into action with interactive tools. All of this is available online in a private and secure location that also contains the employee’s important medical records. Companies can provide this high-value benefit to their employees at no cost and can lower their overall healthcare and benefits administration expenses.

The flexSCAN Process

From the outside, flexSCAN’s services appear to the consumer to be performed by flexSCAN, when in fact, the services are performed by a proprietary “Provider Network” much like that of an HMO or Preferred Provider Organization. Like an insurance company, revenue is the sum of all payments made by the insured (“member”) base, and cost of goods sold is the payments made to the Provider Network - both Professional Services (i.e. doctors) and Technical Services (e.g. laboratories, CT/MRI/PET/ultrasound scanning services). At flexSCAN, screening services are performed through flexSCAN with all payments made directly to flexSCAN and in turn flexSCAN pays (reimburses) the provider network. Payment for these services (both Professional and Technical) is represented by the “cost of goods sold” line item in flexSCAN’s Statement of Operations.

Professional Services (i.e. the doctor’s interpretation of the CT study) are done under contract with a Radiology group providing a network of radiologists licensed in every state in which flexSCAN performs services. The Technical Services (i.e. the actual performance of the CT Scan) is also performed under contract either with a mobile CT Scanner or in some cases fixed imaging facilities as needed.

Unlike “diagnostic imaging facilities” flexSCAN is not a capital equipment intensive business model. flexSCAN’s minimal capital equipment needs is the result of development of a provider network comprised of three (3) components: Technical Services, Professional Services and Vitals/Waiting Room Services.

TECHNICAL SERVICES: flexSCAN’s business model was designed to minimize the investment in capital equipment. Contracting for technical services on an as needed basis eliminates the need to invest in expensive medical equipment. In doing so, maintenance, service, malpractice insurance, equipment management, and transportation are provided on a fixed cost basis.

PROFESSIONAL SERVICES: Professional services are paid on a fixed percentage basis regardless of the retail value for the service. flexSCAN’s contract with its Radiology group provides for a fixed twelve percent (12%) of the billed retail value.

VITALS/WAITING ROOM: To round out the service delivery process, accompanying the CT Scanner is a 40-foot recreation vehicle (“Vitals Coach”) that is branded with flexSCAN’s mywellness360 logo. The Vitals Coach provides waiting room capability and contains the medical technology to measure weight, height, blood pressure, temperature, cholesterol, blood oxygen levels, bone density, and 12-lead Electrocardiography. The Vitals Coach is networked to the CT Scanner and collects all the digital data from the scanner and combines it with the patient’s vitals data and medical history. This information is then encrypted and forward electronically to the Radiology group for interpretation and reporting.

CAPITATED PAYMENTS: A subtle, yet dynamic component of flexSCAN’s business model is how payments are made for Professional and Vitals services. flexSCAN’s contract with these providers stipulates that they are paid on a capitated basis (1/12th of the amount due monthly). In doing so, flexSCAN’s monthly cash flow demand is dramatically reduced. For example, with CT services the Vitals Coach provider earns $45 per patient, yet is only paid $3.75 per month for 12 months. The Radiologists in turn earn $95 for a Full Body Scan, and are paid $7.95 per month.

Strategy

flexSCAN was established to market four core products/services focusing specifically on pre-symptomatic disease screening, wellness, and personal electronic medical records storage. Revenue channels created as a result of this marketing strategy include:

mywellness360 Corporate Benefit Program: Provides businesses and individual consumers the opportunity to purchase annual mywellness360 pre-symptomatic disease screening on a pre-tax basis through their employer’s Section125 Cafeteria Plans and enjoy a substantial savings on the services provided.

mywellness360 Online: The first medical records data bank integrated with a national health screening strategy and a nationwide wellness benefits program.

Nutraceuticals: The driving force behind health screening is the desire to be healthy and pursue optimum wellness. The profile of individuals embracing wellness oriented diagnostic imaging is consistent with the profile of all wellness oriented products. As such, flexSCAN factored into its marketing strategy a supportive revenue channel from the sale of nutraceuticals - vitamins, health aids, etc. In doing so, overall revenue is bolstered, yet more importantly, a long-term and recurring revenue stream can be developed.

Advertising: An interesting by-product from developing a national base of wellness oriented consumers -- flexSCAN members -- is the unique opportunity to broadcast highly targeted messages to this unique population. flexSCAN plans to develop advertising revenue from both online and conventional vehicles.

Marketing

Responses from flexSCAN’s marketing activities and its current customer base indicate that its product offerings are viable and will appeal to a broad spectrum of financial and wellness needs. Inquiries from prospective customers suggest that there is considerable demand for flexSCAN’s services, and relationships with strategic partner candidates strongly indicate that an alliance with flexSCAN would contribute greatly toward meeting their long-term objectives.

Sales Strategy

flexSCAN’s mywellness360 program is highly sales intensive, with an active commitment to directly developing contracts with Fortune 1000 level employers. In parallel, flexSCAN plans to implement a program to develop strategic national alliances with compatible health benefits providers.

Advertising and Promotion

flexSCAN’s overall advertising and promotional objective is to develop awareness of its products and services throughout the corporate community. To achieve this goal, management is committed to presenting flexSCAN’s message primarily via direct mail, publications and venues specifically targeting corporate benefits decision makers. Commencing in December 2006, flexSCAN plans to expand its advertising efforts to reach consumers and educate them on the flexSCAN mywellness360 program.

Public Relations

In January 2001, flexSCAN engaged the Clingon Group to execute its public relations strategy. The short-term objective was to develop awareness of flexSCAN’s products and services and develop valuable strategic alliances in the business community. During 2005, flexSCAN’s public relations focus will be broadened to include corporate and finance promotion.

Competition

Many companies focus on offering competitive products to flexSCAN including General Electric, Marconi, Toshiba Medical Systems, Blue Cross, Aetna, Beechstreet, Healtheon, and WebMD. Beyond the basic economics of flexSCAN’s business model, there are numerous competitors that offer healthcare benefit programs and management as well as health data banking including but not limited to Aenta, Blue Cross, Provident Health Systems, Kaiser Health Systems and many more. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive equity strategies and make more attractive offers to potential employees. Furthermore, flexSCAN’s existing and potential competitors may develop attempts to duplicate its strategy in a manner that is equal or superior in quality to flexSCAN’s, or achieve greater market acceptance. There can be no assurance that flexSCAN will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on flexSCAN’s business, results of operations and financial condition.

Government Regulation

flexSCAN’s business is subject to extensive federal and state government regulation. This includes the federal Anti-Kickback Law and similar state anti-kickback laws, the Stark Law and similar state laws affecting physician referrals, the federal False Claims Act, the Health Insurance Portability and Accountability Act of 1996 and similar state laws addressing privacy and security, state unlawful practice of medicine and fee splitting laws, and state certificate of need laws. Although flexSCAN believes that its operations materially comply with the laws governing its industry, it is possible that non-compliance with existing laws or the adoption of new laws or interpretations of existing laws could adversely affect its financial performance.

Fraud and Abuse Laws; Physician Referral Prohibitions

The healthcare industry is subject to extensive federal and state regulation relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services and payment for services.

In particular, the federal Anti-Kickback Law prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, to induce either the referral of an individual, or the furnishing, recommending, or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid Programs. The definition of “remuneration” has been broadly interpreted to include anything of value, including for example gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests, and providing anything at less than its fair market value. In addition, there is no one generally accepted definition of intent for purposes of finding a violation of the Anti-Kickback Law. For instance, one court has stated that an arrangement will violate the Anti-Kickback Law where any party has the intent to unlawfully induce referrals. In contrast, another court has opined that a party must engage in the proscribed conduct with the specific intent to disobey the law in order to be found in violation of the Anti-Kickback Law. The lack of uniform interpretation of the Anti-Kickback Law makes compliance with the law difficult. The penalties for violating the Anti-Kickback Law can be severe. These sanctions include criminal penalties and civil sanctions, including fines, imprisonment and possible exclusion from the Medicare and Medicaid programs.

The Anti-Kickback Law is broad, and it prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Law is broad and may technically prohibit many innocuous or beneficial arrangements within the healthcare industry, the U.S. Department of Health and Human Services issued regulations in July of 1991, which the Department has referred to as “safe harbors.” These safe harbor regulations set forth certain provisions which, if met, will assure healthcare providers and other parties that they will not be prosecuted under the federal Anti-Kickback Law. Additional safe harbor provisions providing similar protections have been published intermittently since 1991. Our arrangements with physicians, physician practice groups, hospitals, and other persons or entities who are in a position to refer may not fully meet the stringent criteria specified in the various safe harbors. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Law, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Law will be pursued. In addition, the Office of Inspector General of the Department of Health and Human Services (“OIG”) issued a Special Advisory Bulletin on Contractual Joint Ventures in April 2003. The OIG Bulletin stated the Department’s concerns regarding the legality of certain joint contractual arrangements between providers and suppliers of health care items or services. The OIG Bulletin identified characteristics of arrangements the OIG may consider suspect, and focused on arrangements in which a health care provider expands into a related service, through a joint contractual arrangement with an existing supplier of the related service, to service the health care provider’s existing patient population. The OIG noted that such arrangements may be suspect when the provider contracts out all or nearly all aspects of the new venture, including the management, to the existing supplier, and provides only an existing patient base. In the OIG Bulletin, the OIG asserted that the provider’s return on its investment in such circumstances may be viewed as remuneration for the referral of the provider’s federal health care program patients to the supplier, and thus may violate the Anti-Kickback Law.

Although our arrangements may not fall within a safe harbor, we believe that our business arrangements do not violate the Anti-Kickback Law because we are careful to structure our arrangements to reflect fair market value and ensure that the reasons underlying our decision to enter into a business arrangement comport with reasonable interpretations of the Anti-Kickback Law. However, even though we continuously strive to comply with the requirements of the Anti-Kickback Law, liability under the Anti-Kickback Law may still arise because of the intentions of the parties with whom we do business. In addition, we may have Anti-Kickback Law liability based on arrangements established by the entities we have acquired if any of those arrangements involved an intention or actions to exchange remuneration for referrals covered by the Anti-Kickback Law. While we are not aware of any such intentions, we have only limited knowledge regarding the intentions underlying those arrangements. Conduct and business arrangements that do not fully satisfy one of these safe harbor provisions may result in increased scrutiny by government enforcement authorities such as the Office of the Inspector General of the U.S. Department of Health and Human Services, or OIG.

Many states have adopted laws similar to the federal Anti-Kickback Law. Some of these state prohibitions apply to referral of patients for healthcare services reimbursed by any source, not only the Medicare and Medicaid Programs. Although we believe that we comply with both federal and state anti-kickback laws, any finding of a violation of these laws could subject us to criminal and civil penalties or possible exclusion from federal or state healthcare programs. Such penalties would adversely affect our financial performance and our ability to operate our business.

In addition, the Ethics in Patient Referral Act of 1989, commonly referred to as the federal physician self-referral prohibition or Stark Law, prohibits physician referrals of Medicare and Medicaid patients for certain designated health services (including diagnostic imaging services) to an entity if the physician or an immediate family member has any financial arrangement with the entity and no statutory or regulatory exception applies. The Stark Law also prohibits the entity from billing for any such prohibited referral. Initially, the Stark Law applied only to clinical laboratory services and regulations applicable to clinical laboratory services were issued in 1995. Earlier that same year, the Stark Law’s self-referral prohibition expanded to additional goods and services, including MRI and other imaging services. In 1998, the Centers for Medicare & Medicaid Services, or CMS (formerly known as the Health Care Financing Administration), published proposed rules for the remaining designated health services, including MRI and other imaging services, and in January 2001, CMS published the first phase of the final rule covering the designated health services. Phase one of the final rule became effective on January 4, 2002, except for a provision relating to certain physician payment arrangements, which became effective July 26, 2004. CMS released Phase two of the Stark Law final rule as a final rule comment period on March 23, 2004, with an effective date of July 26, 2004.

A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid Program in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed, and possible exclusion from participation in federal healthcare programs. Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts.

Several states in which we operate have enacted or are considering legislation that prohibits physician self-referral arrangements or requires physicians to disclose any financial interest they may have with a healthcare provider to their patients when referring patients to that provider. Possible sanctions for violating these state law physician self-referral and disclosure requirements include loss of license and civil and criminal sanctions. State laws vary from jurisdiction to jurisdiction and have been interpreted by the courts or regulatory agencies infrequently.

We believe our operations comply with these federal and state physician self-referral prohibition laws. We do not believe we have established any arrangements or schemes involving any service of ours which would violate the Stark Law or the prohibition against schemes designed to circumvent the Stark Law, or any similar state law prohibitions. Because we have financial arrangements with physicians and possibly their immediate family members, and because we may not be aware of all those financial arrangements, we rely on physicians and their immediate family members to avoid making prohibited referrals to us in violation of the Stark Law and similar state laws. If we receive such a prohibited referral which is not covered by exceptions under the Stark Law and applicable state law, our submission of a bill for the referral could subject us to sanctions under the Stark law and applicable state law. Any sanctions imposed on us under the Stark Law or any similar state laws could adversely affect our financial results and our ability to operate our business.

The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs such as the Medicare and Medicaid Programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment or exclusion from government sponsored programs.

Both federal and state government agencies are continuing heightened and coordinated civil and criminal enforcement efforts. As part of announced enforcement agency work plans, the federal government will continue to scrutinize, among other things, the billing practices of hospitals and other providers of healthcare services. The federal government also has increased funding to fight healthcare fraud, and it is coordinating its enforcement efforts among various agencies, such as the U.S. Department of Justice, the U.S. Department of Health and Human Services Office of Inspector General, and state Medicaid fraud control units. We believe that the healthcare industry will continue to be subject to increased government scrutiny and investigations.

Federal False Claims Act

Another trend affecting the healthcare industry is the increased use of the federal False Claims Act and, in particular, actions under the False Claims Act’s “whistleblower” provisions. Those provisions allow a private individual to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. After the individual has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and to become the primary prosecutor. If the government declines to join the lawsuit, then the individual may choose to pursue the case alone, in which case the individual’s counsel will have primary control over the prosecution, although the government must be kept apprised of the progress of the lawsuit. Whether or not the federal government intervenes in the case, it will receive the majority of any recovery. If the litigation is successful, the individual is entitled to no less than 15%, but no more than 30%, of whatever amount the government recovers. The percentage of the individual’s recovery varies, depending on whether the government intervened in the case and other factors. Recently, the number of suits brought against healthcare providers by private individuals has increased dramatically. In addition, various states are considering or have enacted laws modeled after the federal False Claims Act. Even in instances when a whistleblower action is dismissed with no judgment or settlement, we may incur substantial legal fees and other costs relating to an investigation. Future actions under the False Claims Act may result in significant fines and legal fees, which would adversely affect our financial performance and our ability to operate our business.

When an entity is determined to have violated the federal False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 to $11,000 for each separate false claim. Liability arises, primarily, when an entity knowingly submits a false claim for reimbursement to the federal government. Simple negligence should not give rise to liability, but submitting a claim with reckless disregard of its truth or falsity could result in substantial civil liability.

Although simple negligence should not give rise to liability, the government or a whistleblower may attempt and could succeed in imposing liability on us for a variety of previous or current failures, including for example:

Failure to comply with the many technical billing requirements applicable to our Medicare and Medicaid business.

•  Failure to comply with Medicare requirements concerning the circumstances in which a hospital, rather than we, must bill Medicare for diagnostic imaging services we provide to outpatients treated by the hospital.

•  Failure of our hospital clients to accurately identify and report our reimbursable and allowable services to Medicare.

•  Failure to comply with the Anti-Kickback Law or Stark Law.

•  Failure to comply with the prohibition against billing for services ordered or supervised by a physician who is excluded from any federal healthcare programs, or the prohibition against employing or contracting with any person or entity excluded from any federal healthcare programs.

•  Failure to comply with the Medicare physician supervision requirements for the services we provide, or the Medicare documentation requirements concerning such physician supervision.

•  The past conduct of the companies we have acquired.

We strive to ensure that we meet applicable billing requirements. However, the costs of defending claims under the False Claims Act, as well as sanctions imposed under the Act, could significantly affect our financial performance.

Health Insurance Portability and Accountability Act of 1996

In addition to creating the two new federal health care crimes discussed above, HIPAA also establishes uniform standards governing the conduct of certain electronic health care transactions and protecting the security and privacy of individually identifiable health information maintained or transmitted by health care providers, health plans and health care clearinghouses. Two standards have been promulgated under HIPAA with which we currently are required to comply. We must comply with the Standards for Privacy of Individually Identifiable Health Information, which restrict our use and disclosure of certain individually identifiable health information. We have been required to comply with the Privacy Standards since April 14, 2003. We must also comply with the Standards for Electronic Transactions, which establish standards for common health care transactions, such as claims information, plan eligibility, payment information and the use of electronic signatures. We have been required to comply with these standards since October 16, 2003. We believe that we are in compliance with these standards. Two other standards relevant to our use of medical information have been promulgated under HIPAA, although our compliance with these standards is not yet required. The Security Standards will require us to implement certain security measures to safeguard certain electronic health information by April 21, 2005. In addition, CMS recently published a final rule, which will require us to adopt Unique Health Identifiers for use in filing and processing health care claims and other transactions by May 23, 2007. While the government intended this legislation to reduce administrative expenses and burdens for the health care industry, our compliance with this law may entail significant and costly changes for us. If we fail to comply with these standards, we could be subject to criminal penalties and civil sanctions.

In addition to federal regulations issued under HIPAA, some states have enacted privacy and security statutes or regulations that, in some cases, are more stringent than those issued under HIPAA. In those cases it may be necessary to modify our operations and procedures to comply with the more stringent state laws, which may entail significant and costly changes for us. We believe that we are in compliance with such state laws and regulations. However, if we fail to comply with applicable state laws and regulations, we could be subject to additional sanctions.

Unlawful Practice of Medicine and Fee Splitting

The marketing and operation of our diagnostic imaging systems are subject to state laws prohibiting the practice of medicine by non-physicians. We believe that our operations do not involve the practice of medicine because all professional medical services relating to our operations, including the interpretation of scans and related diagnoses, are separately provided by licensed physicians not employed by us. Some states have laws that prohibit any fee-splitting arrangement between a physician and a referring person or entity that would provide for remuneration paid to the referral source on the basis of revenues generated from referrals by the referral source. We believe that our operations do not violate these state laws with respect to fee splitting.

Environmental, Health and Safety Laws

We are subject to federal, state and local regulations governing the storage, use transport and disposal of materials and waste products, including biohazardous and radioactive wastes. Although we believe that our safety procedures for storing, handling, transporting and disposing of these hazardous materials comply with the standards prescribed by law and regulation, we cannot completely eliminate the risk of accidental contamination or injury from those hazardous materials. We maintain professional liability insurance that covers such matters with coverage that we believe is consistent with industry practice and appropriate in light of the risks attendant to our business. However, in the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could incur significant costs and the diversion of our management’s attention in order to comply with current or future environmental laws and regulations. We have not had material expenses related to environmental, health and safety laws or regulations to date.

Legal Proceedings

flexSCAN is not a party to any material legal proceeding. flexSCAN may be subject to various claims and legal actions arising in the ordinary course of business from time to time.

Facilities

All of flexSCAN’s employees work at an office building located at 27201 Puerta Real, Suite 350, Mission Viejo, CA 92691. flexSCAN leased the property for a minimum term of 60 months under a commercial lease that provides for monthly rental of $17,428. This facility has approximately 7,500 square feet of floor space, including management, administrative and engineering offices.

Employees

As of August 15, 2005, flexSCAN had 14 employees. flexSCAN considers its relationship with its employees to be good.

MANAGEMENT

Executive Officers and Directors

The Company’s executive officers and directors as of August 15, 2005 are:

Name	Age	Position
Thomas Banks	52	Chairman of the Board and Chief Executive Officer

Michael Reynolds	41	Chief Operating Officer and Director

Heidi A. Patterson	52	Director

David W. Wilson	57	Director

Terry M. Giles	57	Director

Gary Geil, M.D.	49	Director

Executive Officers

Thomas Banks co-founded flexSCAN in 2001, and has served as its Chairman and Chief Executive Officer since its inception. Prior to co-founding flexSCAN, Mr. Banks founded guideSMART.com in 1997, an Internet portal and business-to- business Web-community and application-service provider employing a franchise-distribution model. Before founding guideSMART, Mr. Banks founded Santiago Data Systems, Inc., which specialized in the development, sales, and marketing of healthcare-practice-management software, and served as its CEO from February 1980 until March 1997. Prior to founding Santiago Data Systems, Mr. Banks was with the Radio Shack division of Tandy Corporation, where he was integral in the training and coordinating of the company's Computer Center retail operations in Southern California, Nevada and Arizona from 1977-1980.

Michael Reynolds co-founded flexSCAN in 2001, and has served as its Chief Operations Officer since its inception. Prior to co-founding flexSCAN, Mr. Reynolds was the COO of guideSMART.com, an Internet Portal (from 2000 to 2001) and before that, Senior Vice President of Villageworld.com, a publicly traded Internet service provider, from 1998 to 2000. Mr. Reynolds is a fifteen-year veteran of the franchising industry. Mr. Reynolds is a graduate of the University of California at Los Angeles and holds a Corporate MBA from Henley University, a division of Oxford, in the United Kingdom. Mr. Reynolds is currently pursuing a Masters degree in Project Management from Villanova University.

Non-Employee Directors

Heidi A. Patterson served as the Chief Executive Officer of the Pacific Northwest Region of the American Red Cross from 1994 through 1999 and as the National Director of the Red Cross Umbilical Cord Blood Banking program until August 2002. Since 2002, Ms. Patterson has served as CEO of HAP International, Inc. a private investment firm based in Trout Lake, Washington. Ms. Patterson holds degrees in both Biology and Medical Technology.

David W. Wilson has been the owner and President of Wilson Automotive Group since 1985. Mr. Wilson has been involved in the automobile industry for over 30 years. Mr. Wilson is a member of the Board of Trustees of Chapman University and of the Board of Directors of the Orange County Council of the Boy Scouts of America, for which he also serves and as the Chairman of their annual golf tournament, raising nearly $200,000 annually for Scouting. Additionally, Mr. Wilson also serves on the Board of Directors of the Orangewood Children's Foundation for which he has raised over $500,000.

Terry M. Giles has owned over 30 companies, in industries ranging from banking, automobile dealerships, manufacturing, entertainment, property development, restaurants, to intellectual property. Mr. Giles has been Chairman and director of Landmark Education Corporation from 2000-2005. Since 2000, Mr. Giles has also been owner of Giles Enterprises, an investments firm based in Houston, Texas; a principal in Giles & O'Malley, a law firm also based in Houston, Texas; a director for Pacific Biometrics, Inc.; and a director of Kast Telecom. Mr. Giles is member of the Board of Regents of Pepperdine University and serves on the Council of Overseers of Jesse H. Jones Graduate School of Management of Rice University. Mr. Giles is a member of the Horatio Alger Association of Distinguished Americans and serves on its Board of Directors and as a member of the National Cabinet of Guideposts, a magazine founded by Norman Vincent Peale.

Gary Geil, MD is a board certified radiologist practicing in Orange County, California. Prior to entering private practice in 1996, Dr. Geil was a faculty member of the Department of Radiological Sciences at UC Irvine and more recently Medical Director of Voxel, a high tech medical imaging start-up company. Dr. Geil received his undergraduate BA and BS degrees from UC Irvine and his Medical Degree from Loyola University of Chicago, Stritch School of Medicine. Dr. Geil is a member of the American College of Radiology and the Radiological Society of North America.

Committees of the Board of Directors

Currently, the Company’s Board of Directors does not have any standing audit, nominating or compensation committees, or committees performing similar functions. The Company’s Board of Directors intends to create such committees shortly after the closing of the Merger.

Executive Compensation

During the year ended December 31, 2004, no compensation was paid to the Company’s executive officers. During the year ended June 30, 2004, no compensation was paid to flexSCAN’s executive officers.

Employee Benefit Plans

    2005 Equity Compensation Incentive Plan

Pursuant to the Agreement, the Company has assumed flexSCAN’s obligations under flexSCAN’s 2005 Equity Compensation Incentive Plan (the “2005 Plan”). flexSCAN’s board of directors adopted, and its stockholders approved, the 2005 Plan in July 2005.

Share Reserve. A total of 5,000,000 shares of the Company’s common stock has been reserved for issuance under the 2005 Plan.

Eligibility and Terms of Awards. The 2005 Plan permits the grant of options and restricted stock awards to our employees and directors. Options will be either incentive stock options or ISOs, as defined under the Internal Revenue Code of 1986, as amended, or the Code, which may be granted solely to employees (including officers); or nonstatutory stock options, or NSOs, that do not qualify as incentive stock options within the meaning of Section 422 of the Code and which may be granted to employees (including officers) and directors.

Administration. The Company’s compensation committee administers the 2004 Plan. The plan administrator determines the recipients and terms and conditions applicable to each award made under the 2004 Plan, including the exercise or purchase price, the vesting schedule and the ability to exercise an award prior to vesting and the provisions related to the impact of a termination of employment or service on outstanding awards. The plan administrator may also amend the terms of the 2004 Plan and outstanding equity awards, except that no amendment may adversely affect an award without the recipient’s written consent. The plan administrator may not amend an option to lower its exercise price or exchange an option for an option with a lower exercise price, another equity award, cash, or any other consideration or may take any other action that is treated as a repricing under U.S. generally accepted accounting principles without the prior approval of the Company’s stockholders. Amendments to the 2004 Plan are subject to stockholder approval to the extent required by law, rule or regulation.

Stock Options. Stock options are granted pursuant to stock option agreements. The plan administrator determines the exercise price for a stock option subject, in the case of ISOs, to the requirements of Section 422 of the Code. Options granted under the 2004 Plan vest at the rate specified in the option agreement.

The plan administrator determines the term of stock options granted under the 2004 Plan. Generally, the term of stock options granted under the 2004 Plan may not exceed ten years. The plan administrator determines the extent to which the optionee shall have the right to exercise the stock option following termination of the optionee’s employment or provision of services to the company. In no event may an option be exercised after the maximum term provided for in the stock option agreement.

Acceptable consideration for the purchase of common stock issued under the 2004 Plan will be determined by the plan administrator and may include cash, common stock previously owned by the optionee, consideration received in a “cashless” exercise program implemented by the Company and other legal consideration approved by the plan administrator.

Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the stock option agreement provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Restricted Stock Awards. Restricted stock awards are purchased through a restricted stock purchase agreement. The purchase price for restricted stock awards must be at least the par value of the stock. The purchase price for a restricted stock award may be payable in cash, the recipient’s past services performed for flexSCAN, or any other form of legal consideration acceptable to the plan administrator.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table indicates beneficial ownership of Company common stock as of August 15, 2005 by:

•	By each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

•	By each executive officer and director of the Company; and

•	By all executive officers and directors of the Company as a group.

Unless other indicated, the address of each beneficial owner listed below is c/o Fuel Corporation of America, 27201 Puerta Real, Suite 350, Mission Viejo, California 92691.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 33,107,055 shares of Company common stock issued and outstanding as of August 15, 2005.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned

Named executive officers and directors:

Thomas Banks Chairman and Chief Executive Officer	17,236,868 (1)	46.6
Michael Reynolds Chief Operating Officer and Director	5,233,505 (2)	14.4
Heidi A. Patterson Director	884,437 (3)	2.6
David W. Wilson Director	2,924,726	8.8
Gary Geil, M.D. Director	1,103,791 (4)	3.2

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned

Terry M. Giles Director	1,469,382 (5)	4.2
All Directors and Executive Officers as a Group (5 persons)	28,852,709 (6)	66.4
5% or Greater Stockholders
Tryant LLC (7)	2,000,000	6.0
HAP Investments, LLC	3,053,812 (8)	9.1
David M. Conant	1,754,836	5.3

        * less than 1%

(1)	Thomas Banks and J. Melinda Richards own 13,391,146 of such shares as tenants in common. Includes 3,845,722 shares of common stock issuable upon exercise of warrants.
(2)	Includes 3,253,465 shares of common stock issuable upon exercise of warrants.
(3)	Consists of shares of common stock issuable upon exercise of warrants.
(4)	Includes 884,437 shares of common stock issuable upon exercise of warrants.
(5)	Consists of shares of common stock issuable upon exercise of warrants.
(6)	Includes 10,337,443 shares of common stock issuable upon exercise of warrants.
(7)
Tryant LLC is subject to a lock-up agreement with the Company pursuant to which Tryant has agreed not to sell any of its shares of the Company’s common stock except for 1/12 of its shares per month for the twelve month period beginning August 12, 2005.

(8)	Includes 365,591 shares of common stock issuable upon exercise of warrants.

CERTAIN TRANSACTIONS

The Company is a party to an indemnity agreement with flexSCAN and Tryant LLC pursuant to which Tryant has agreed to indemnify flexSCAN, its officers, directors, employees and agents from any and all past liabilities of the Company existing at the closing of the Merger or arising after the closing of the Merger but relating to events occurring prior to the closing. In consideration of the indemnity, the Company entered into a convertible promissory note with Tryant pursuant to which the Company has agreed to pay Tryant $175,000 on the earlier of September 30, 2005 or receipt of its second traunche of financing and $50,000 on the earlier of December 31, 2005 or receipt of its third and traunche of financing. If the Company is in default under the note, Tryant will have the ability to convert the unpaid principal and interest under the note into shares of common stock at a conversion rate equal to $0.1125 per share. In addition, the Company issued a warrant to Tryant for the purchase of 2,000,000 shares of common stock at an exercise price of $0.01 per share. The warrant will vest as to 1,555,556 shares of common stock in the event the Company does not make a timely payment of $175,000 by September 30, 2005 pursuant to the promissory note. The remaining 444,444 shares would vest in the event the Company does make a timely payment of $50,000 by December 31, 2005 pursuant to the promissory note.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value, and 1,500,000 shares of preferred stock, $0.001 par value. The following description of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, its articles of incorporation, as amended, and bylaws.

Common Stock

As of August 15, 2005, 33,107,055 shares of the Company’s common stock were issued and outstanding and held of record by 710 stockholders.

Each share of Company common stock entitles its holder to one vote on all matters to be voted upon by the Company’s stockholders. Subject to preferences that may apply to any of the Company’s outstanding preferred stock, holders of Company common stock will receive ratably any dividends the board of directors declares out of funds legally available for that purpose. If the Company liquidates, dissolves or winds up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any of the outstanding preferred stock. The Company common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

The Company’s board of directors is authorized, without further stockholder approval, to issue from time to time up to a total of 1,500,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Currently, there are no shares of preferred stock outstanding and the Company does not have any present plans to issue any shares of preferred stock. As of August 15, 2005, no shares of preferred stock were outstanding.

Warrants

As of August 15, 2005, warrants to purchase 18,380,466 shares of common stock of the Company were outstanding.

Convertible Debenture

On August 3, 2005, flexSCAN issued a 10% $1,000,000 convertible debenture to Rosfor International, Inc., payable on August 3, 2008. The debenture shall bear interest at 10% per annum until paid in full or converted. The holder may convert the debenture at any time into common stock of flexSCAN at a conversion price of $0.50 per share. The debenture shall automatically convert into shares of common stock at $0.50 per share upon (i) a public offering of flexSCAN’s equity securities, (ii) a sale of flexSCAN or (iii) the consummation of a financing with gross proceeds to flexSCAN of at least $8,000,000.

Pursuant to the convertible debenture, flexSCAN is obligated to issue a warrant for 700,000 shares of flexSCAN common stock at the time of conversion of the convertible debenture which will be exercisable for five years from the date of issuance. If the warrant is exercised within 180 days of the date of issuance, the exercise price will be $1.00 per share and thereafter it will be $1.50 per share.

Registration Rights

In connection with the Merger, Tryant LLC, a principal stockholder of the Company, was granted piggyback registration rights. In the event the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other securities holders, Tryant LLC will be entitled to notice of the registration and will be entitled to include, at the Company’s expense, their shares of Company common stock in the registration, to the extent permitted by the party initiating such registration.

In connection with the issuance of the debenture, the holder of the debenture was granted registration rights for the common stock underlying the debenture.